EXHIBIT 24
                              POWER OF ATTORNEY

   We, the undersigned directors of Birmingham Utilities, Inc., hereby severally constitute Aldore J. Rivers and Paul V. Erwin, and each of them singly, our true and lawful attorneys with full power of substitution, to sign for us and in our names in the capacities listed below, the Registration Statement on Form S-8 filed herewith and any and all amendments to such Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as directors to enable Birmingham Utilities, Inc. to comply with the provisions of the Securities Act of 1933, as amended, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to such Registration Statement and any and all amendments thereto, including post-effective amendments.

Signatures                   Title                       Date


 /s/ Betsy Henley-Cohn       Director and Chairman of    June 7, 1995
Betsy Henley-Cohn            the Board



 /s/ Stephen P. Ahern        Director                    June 7, 1995
Stephen P. Ahern



 /s/ Edward G. Brickett      Director                    June 7, 1995
Edward G. Brickett


 /s/ James E. Cohen          Director                    June 7, 1995
James E. Cohen



 /s/ Aldore J. Rivers        Director                    June 7, 1995
Aldore J. Rivers



 /s/ Kenneth E. Schaible     Director                    June 7, 1995
Kenneth E. Schaible



 /s/ Charles T. Seccombe     Director                    June 7, 1995
Charles T. Seccombe



 /s/ David Silverstone       Director                    June 7, 1995
David Silverstone